EXHIBIT 5.1

                      [Strasburger & Price, LLP letterhead]



                                                     July 15, 2002

Atwood Oceanics, Inc.
15835 Park Ten Place Drive
Houston, Texas 77084


         Re: Registration Statement on Form S-3

Gentlemen:

     We have acted as counsel for Atwood Oceanics, Inc., a Texas corporation (the "Company"), in connection with a registration statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to (i) shares of the Company's common stock, par value $1.00 per share (the "Common Stock"), (ii) shares of the Company's preferred stock, in one or more series (the "Preferred Stock"), (iii) warrants ("Warrants") to purchase Common Stock, and (iv) unsecured debt securities, in one or more series, consisting of notes, debentures or other evidences of indebtedness (the "Debt Securities"), to be issued from time to time pursuant to Rule 415 under the Act for an aggregate initial offering price not to exceed $250,000,000 (any or all of which are collectively referred to herein as the "Securities").

     Each capitalized term used herein, unless otherwise defined herein, has the meaning ascribed to it in the Registration Statement. Before rendering our opinion, we examined certain corporate records of the Company, including its Restated Articles of Incorporation, as amended from time to time, Amended and Restated Bylaws, as amended from time to time, and certain resolutions of the Board of Directors of the Company. We also examined the Registration Statement, together with the exhibits thereto, and such certificates of officers of the Company, other documents and records as we have deemed necessary for the purposes of this opinion. As to matters of fact relevant to the opinions expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein.

     In connection with this opinion, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; (ii) a Prospectus Supplement will have been prepared and filed with Commission describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement; (iv) in the case of debt securities, an indenture agreement will have been approved by the Company and all corporate approval relating thereto will have been obtained and the indenture agreement will have been duly executed and delivered by all parties thereto; (v) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (vi) any Securities issuable upon conversion, exchange or exercise of any other Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise. In addition, we have assumed that there will not have occurred any change in law affecting the validity or enforceability of such Security, and that none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of any such Security, nor the compliance by the Company with the terms of such Security, will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

Based upon the foregoing and subject to the limitations and qualifications set forth below, we are of the opinion that:

1. The shares of Common Stock will be duly authorized, validly issued, fully paid and nonassessable when (a) the Board of Directors of the Company, or to the extent permitted by the Texas Business Corporation Act, a duly constituted and acting committee thereof (such Board of Directors or committee being referred to herein as the "Board"), has taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters; and (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein, or (ii) upon conversion or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock).

2. The shares of Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable when (a) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof and related matters, including the adoption of a statement establishing relative rights and preferences relating to such Preferred Stock and the filing of such statement with the Secretary of State of the State of Texas; and (b) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, or (ii) upon exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such exercise as approved by the Board, for the consideration approved by the Board.

3. The Warrants will be duly authorized and validly issued when (a) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters; (b) the Warrant Agreement and other agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company; and (c) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the appropriate Warrant Agreement, any other agreements relating to the Warrants and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein.

4. Each series of Debt Securities will be legally issued and will constitute valid and binding obligations of the Company when (a) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; (b) the Board has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters; and
(c) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture and in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein.

     This opinion is limited in all respects to the law of the State of Texas, and the law of the United States of America.

     The opinions set forth in numbered paragraph 4 are subject to the qualification that enforceability may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting the enforcement of creditors' rights, (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), and (iii) governmental authority to limit, delay or prohibit the making of payments outside the United States or in a foreign currency or currency unit.


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     We consent to the filing of this opinion as an exhibit to the  Registration
Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Strasburger & Price, LLP
Strasburger & Price, LLP




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